UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest reported) September 20, 2002


                               NEBO Products, Inc.
             (Exact name of registrant as specified in its chapter)

         Utah                             333-56552              87-0637063
         ----                             ---------              ----------
(State or other jurisdiction      (Commission File Number)      (IRS Employer
of incorporation                                             Identification No.)


12382 Gateway Parkplace #300, Draper, Utah                             84020
------------------------------------------                             -----
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code (801) 495-2150

           ----------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events

Management Agreement. On September 20, 2002, the registrant entered into a management agreement with Naviset Management, Inc. ("Naviset Management"), a wholly owned subsidiary of Naviset Holdings Corp. ("Naviset Holdings"). The registrant had previously (August 21, 2002) entered into an agreement to acquire Naviset Holdings. The acquisition agreement is subject to the approval of the shareholders of both the registrant and Naviset Holdings.

Under the management agreement, Naviset Management will perform management services for the registrant as outlined in the agreement. Those services include the following:

o Assisting the registrant to arrange for a line of credit of a minimum of $1,500,000 for the purpose of paying vendors and securing product for the fourth calendar quarter sales period;

o Cooperating with registrant's management to develop and implement a plan for restructuring the registrant's debt; and

o Developing and assisting with implementation of a marketing and branding program for the sporting goods and hardware divisions of registrant.

Under the management agreement registrant will pay Naviset Management a monthly fee equal to nine percent of registrant's net revenue during the term of the agreement. The agreement will continue in effect for 180 days, but will terminate earlier upon the closing of the acquisition of Naviset Holdings by the registrant. The monthly fee is payable on the fifteenth day of the month following the month for which the fee is due, commencing with November 15, 2002, on which date the management fee earned through October 31, 2002 must be paid. No compensation is payable to Naviset Management until a minimum of $250,000 is made available to the registrant by or through Naviset Management. The deferred portion of the management fee shall be due when available as determined by the registrant's CEO.

If either party prior to the closing of the acquisition terminates the management agreement and the acquisition agreement unilaterally, the terminating party will pay the other party a break-up fee of $200,000.

The management agreement includes a mutual indemnification provision, a covenant on the part of Naviset Management against competing with the registrant, and limitations on the authority of Naviset Management.

Suspension of Payments. The registrant has suspended payment on most unsecured debt and will seek accommodations from its creditors to permit it to restructure its debt. The suspension of payment will help the company direct its resources to pay vendors and obtain product for the fourth calendar quarter sales season, which includes the busy Thanksgiving, Christmas and New Year's sales periods. The registrant will seek to convert the unsecured debt to equity and in some cases to extend due dates and reduce principal amounts and interest rates on remaining debt. There is no assurance that these efforts will be successful or that, if they are successful, that the resulting savings in interest and principal will be sufficient to permit the company to secure all of the product it has ordered or intends to order. In addition, some creditors may refuse to compromise or settle the amounts owed them and may take legal action to pursue payment remedies against the registrant. If the registrant is not successful in these restructuring efforts, the registrant may be required to seek protection under state or federal insolvency laws.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits.  The registrant files the following exhibits with this report.

              Exhibit No.         Description

                  10. 21            Management Agreement dated September 20,
                                    2002



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Item 8. Change in Fiscal Year

In connection with its plans to acquire Naviset Holdings, the registrant changed its fiscal year end, effective immediately, from December 31 to September 30, the fiscal year end of Naviset Holdings. The registrant's next periodic report will be its Annual Report on Form 10-KSB for the year ended September 30, 2002.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2002       NEBO PRODUCTS, INC.
                               (Registrant)


                               By: /s/ Scott Holmes
                                  ----------------------------------------------
                                  Scott Holmes
                                  President and Chief Executive Officer



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                                  EXHIBIT INDEX


Exhibit No.         Description

10.21             Management Agreement dated September 20, 2002







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